Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1800 Tyson’s Boulevard, Ste 50 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Peter Snodgrass, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

ROCK-TENN COMPANY

(Exact name of obligor as specified in its charter)

(See table of additional registrants below)

GEORGIA	62-0342590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

504 Thrasher Street Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

$350,000,000 4.450% Senior Notes due 2019

$400,000,000 4.900% Senior Notes due 2022

Guarantees of the 4.450% Senior Notes due 2019 and

Guarantees of the 4.900% Senior Notes due 2022

(Title of Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
PCPC, Inc.	California	94-3146271
PREflex LLC	Delaware	76-0787258
RockTenn - Solvay, LLC	Delaware	11-3110303
RockTenn - Southern Container, LLC	Delaware	11-1567889
Rock-Tenn Astra, LLC	Georgia	27-1016940
Rock-Tenn Canada Holdings, Inc.	Georgia	20-3215237
Rock-Tenn Company of Texas	Georgia	58-1973639
Rock-Tenn Converting Company	Georgia	58-1271825
RockTenn CP, LLC	Delaware	36-2041256
Rock-Tenn Leasing Company, LLC	Georgia	20-8599411
Rock-Tenn Mill Company, LLC	Georgia	20-2897731
Rock-Tenn Partition Company	Georgia	58-2335734
Rock-Tenn Services Inc.	Georgia	32-0116528
Rock-Tenn Shared Services, LLC	Georgia	11-3724930
Rock-Tenn XL, LLC	Georgia	27-0959361
Rock-Tenn XLS, LLC	Georgia	45-4833753
Stone Global, Inc.	Delaware	36-4200806
TenCorr Containerboard, LLC	Nevada	91-1998834
Waldorf Corporation	Delaware	41-1598295

*	Address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Principal Executive Offices is c/o Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, (770) 448-2193.

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee ( September 30, 2012), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 2nd day of February, 2013.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Herawattee Alli
Herawattee Alli
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2011

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2012	(20040630) (RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,     John T. McGinnis, CFO

      Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Irene Dorney
Director (Trustee)

/s/ John T. McGinnis	/s/ Niall Booker
Signature of Officer Authorized to Sign Report	Director (Trustee)

11/2/2012	/s/ Richard Jalkut
Date of Signature	Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)    in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)      in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	Legal Title of Bank (TEXT 9010)

McLean
City (TEXT 9130)

	VA	22102
	State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association of Buffalo
Name of Bank City

in the state of New York, at the close of business September 30, 2012

ASSETS
		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		1,383,501
b. Interest-bearing balances		13,348,035
Held-to-maturity securities		1,730,107
Available-for-sale securities		62,023,066
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		11,677,840
Loans and lease financing receivables:
Loans and leases held for sale		1,056,361
Loans and leases net of unearned income	60,719,572
LESS: Allowance for loan and lease losses	637,101
Loans and lease, net of unearned income, allowance, and reserve		60,082,471
Trading assets		35,485,119
Premises and fixed assets		287,898
Other real estate owned		94,441
Investments in unconsolidated subsidiaries		0
Customers’ liability to this bank on acceptances outstanding		1,072
Intangible assets: Goodwill		1,717,045
Intangible assets: Other intangible assets		252,584
Other assets		7,098,873
Total assets		196,238,413

LIABILITIES
Deposits:
In domestic offices		93,762,368
Non-interest-bearing	31,531,518
Interest-bearing	62,230,850
In foreign offices		39,129,411
Non-interest-bearing	1,782,137
Interest-bearing	37,347,274

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		2,791,082
b. Securities sold under agreements to repurchase		3,237,757

Trading Liabilities		18,045,371
Other borrowed money		5,073,964
Bank’s liability on acceptances		NA
Subordinated notes and debentures		6,402,049
Other liabilities		8,976,747
Total liabilities		177,418,749
Minority Interests in consolidated Subsidiaries		N/A
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,002
Surplus		16,048,347
Retained earnings		1,911,085
Accumulated other comprehensive income		857,929
Other equity capital components		301
Total equity capital		18,819,664
Total liabilities, minority interests and equity capital		196,238,413